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                                                                    EXHIBIT 2.02

            FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT
                       AND FORM OF CONTRIBUTION AGREEMENT


       This FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT AND FORM OF CONTRIBUTION AGREEMENT (this "Amendment"), dated as of May 31, 2001, is by and between Micron Electronics, Inc., a Minnesota corporation ("Seller"), and GTG PC Holdings, LLC, a Delaware limited liability company ("Purchaser"). Definitions used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement (as defined below).


                                    RECITALS

       WHEREAS, Seller and Purchaser have entered into that certain Membership Interest Purchase Agreement dated as of April 30, 2001 (the "Purchase Agreement");

       WHEREAS, Seller and Purchaser desire to amend the Purchase Agreement so that prior to the Closing, (i) Seller will convert Micron Government Computer Systems, Inc. into a single member Delaware limited liability company and by virtue thereof will hold the membership interest in such entity; (ii) Seller will contribute the membership interests of such single member Delaware limited liability company as a Contributed Asset pursuant to that certain Contribution Agreement entered into between Seller and MicronPC, LLC (the "Company"); and
(iii) Seller will merge Micron PC, Inc., Micron Commercial Computer Systems, Inc. and Micron Computer Services, Inc. (each, a "Merger Subsidiary" and collectively, the "Merger Subsidiaries") with and into the Company, with the Company continuing as the surviving entity.


                                    AGREEMENT

       NOW, THEREFORE, the parties agree to amend the Purchase Agreement and Form of Contribution Agreement as follows:

       1. Definition of "Converted Companies". The use of the plural in the Purchase Agreement notwithstanding, the definition of the "Converted Companies" shall mean Micron Government Computer Systems, LLC, a Delaware limited liability company.

       2. Definition of "Membership Interests". Notwithstanding anything in the Purchase Agreement to the contrary, "Membership Interests" shall mean the Drop Down Membership Interests only.


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       3. Section 2.2. Section 2.2 is hereby deleted and the following is inserted in its place:

       "2.2   Conversion of the Subsidiary. On or prior to the date that is two
              (2) days prior to the Closing Date, Micron Government Computer Systems, Inc. shall be statutorily converted into a single member Delaware limited liability company and Seller shall enter into a limited liability company agreement with such Converted Company in the form attached hereto as Exhibit D, which shall not be amended prior to the Closing. Seller shall take, and shall cause the Converted Company to take, any and all action that can be taken prior to the Closing to ensure that the Converted Company will be treated for all periods from inception as a disregarded entity for federal and state Tax purposes and that it shall not be treated as a corporation for federal or state Tax purposes."

       4. New Section 2.5. The following is inserted as a new Section 2.5:

       "2.5   Merger of Subsidiaries.

              (a) The Merger. At the Effective Time (as defined below) and prior to the Closing, and subject to and upon the terms and conditions of the Purchase Agreement and the applicable provisions of the Delaware General Corporation Law and the Delaware Limited Liability Company Act (the "Delaware Law"), each Merger Subsidiary shall be merged with and into the Company (collectively, the "Merger"), the separate corporate existence of such Merger Subsidiary shall cease and the Company shall continue as the surviving entity. The surviving entity after the Merger is sometimes referred to as the "Surviving Company."

              (b) Effective Time. The closing of the Merger will take place on or prior to the date that is one (1) day prior to the Closing Date. On such date, the parties shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument), in substantially the form approved by Purchaser, with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the applicable provisions of Delaware Law (the time of acceptance by the Secretary of the State of Delaware of such filing shall be referred to as the "Effective Time").

              (c) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of the Purchase Agreement, all the property, rights, privileges, powers and franchises of the Merger Subsidiaries shall vest in the Surviving Company, and all debts, liabilities and duties of the Merger


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              Subsidiaries shall become the debts, liabilities and duties of the
              Surviving Company.

              (d) Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Subsidiaries, Seller, the Company or the holders of any securities of the capital stock of the Merger Subsidiaries, each issued and outstanding share of capital stock of the Merger Subsidiaries shall be converted into the right to receive twenty hundredths (.20) of a fully paid and nonassessable unit of the Company's membership interests. Each unit of the Company's membership interests immediately prior to the Effective Time will continue to be an identical outstanding unit of the Surviving Company.

              (e) Taking of Necessary Action; Further Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Merger Subsidiaries, Seller, the Company, and the Merger Subsidiaries and the officers and directors of Seller, the Company, and the Merger Subsidiaries are fully authorized in the name of their respective corporations or other entities to take, and will take, all such lawful and necessary action.

       5. Amendment to Form of Contribution Agreement. Schedule I to the Form of Contribution Agreement (Exhibit A to the Purchase Agreement) is hereby amended to add a new section (n), reading as follows:

              "(n) the membership interests in Micron Government Computer Systems, LLC."

       6. Amendment. Except as affected by this Amendment, the Purchase Agreement is unchanged and continues in full force and effect. All references to the Purchase Agreement shall refer to the Purchase Agreement as amended by this Amendment. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

       7. Governing Law. The validity, construction and performance of this Amendment and any Action arising out of or relating to this Amendment shall be governed by the Laws of the State of Delaware, without regard to the Laws of the State of Delaware as to choice or conflict of Laws.

       8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.


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       9. Facsimile Signatures. This Amendment and any other document or agreement executed in connection herewith (other than any document for which an originally executed signature page is required by law) may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page. In the event any party delivers a facsimile copy of a signature page to this Amendment or any other document or agreement executed in connection herewith, such party shall deliver an originally executed signature page within three (3) business days of delivering such facsimile signature page or at any time thereafter upon request; provided, however, that the failure to deliver any such originally executed signature page shall not affect the validity of the signature page delivered by facsimile, which has and shall continue to have the same force and effect as the originally executed signature page.

       10. Warranty of Authority. Each of the individuals signing this Amendment on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Amendment and bind such party hereto.

       11. Severability. If any provision of this Amendment, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Amendment and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


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                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                     MEMBERSHIP INTEREST PURCHASE AGREEMENT]

       IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first set forth above.


                                        "PURCHASER":

                                        GTG PC Holdings, LLC


                                        By:  /s/ ALEC ELIAS GORES
                                             -----------------------------------

                                             Its:   Manager


                                        "SELLER":

                                        Micron Electronics, Inc.


                                        By:  /s/ JAMES R. STEWART
                                             -----------------------------------
                                                  JAMES R. STEWART
                                             Its: Sr. Vice President and CFO


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